UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD MALVERN FUNDS

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE SEE BELOW

----------------------------------------------------------------------- (State or other jurisdiction of incorporation or organization)	------------------------- (I.R.S. Employer
Identification No.)
C/O VANGUARD MALVERN FUNDS P.O. BOX 2600 VALLEY FORGE, PA ----------------------------------------------------	19482 -----------------------
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class is to be registered Exchange	I.R.S. Employer Identification Number

Vanguard Core-Plus Bond ETF	NASDAQ 93-3744968

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 033-23444

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the Trust’s Registration Statement on Form N-1A (Securities Act file number 033-23444 and Investment  Company  Act  file  number  811-05628, respectively (collectively,  the "Registration Statement")), which is incorporated herein by reference.

Item 2. Exhibits.

1. Registrant's Declaration of Trust is filed herewith.

2. Registrant's By-Laws are filed herewith.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD MALVERN FUNDS
Date: December 1, 2023
By: /s/John Schadl

          John Schadl

          Assistant Secretary